UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2012

Peoples Bancorp of North Carolina, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-27205	56-2132396
(Commission File No.)	(IRS Employer Identification No.)

518 West C Street, Newton, North Carolina	28658
(Address of Principal Executive Offices)	(Zip Code)

(828) 464-5620
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Peoples Bancorp of North Carolina, Inc.

INDEX

Page
Item 8.01 - Other Events	3

Signatures	4

Item 8.01  Other Events

Gary William Surgeon, et al v.
Peoples Bancorp of North Carolina, Inc. and Peoples Bank
Lincoln County Case #12 CV 00777

On June 7, 2012, a lawsuit was filed against the registrant and Peoples Bank (the "Bank") in the General Court of Justice, Superior Court Division, Lincoln County, North Carolina. The complaint alleges the Bank failed to operate its overdraft program and process customer transactions in accordance with its customer account agreement and that the Bank has violated the North Carolina Unfair and Deceptive Trade Practices Act in its assessment and collection of overdraft fees. It seeks the refund of overdraft fees, treble damages, attorneys' fees and injunctive relief. The registrant and the Bank have carefully considered these allegations, and, after investigation, find these allegations to be without merit. The registrant and the Bank intend to vigorously defend the lawsuit, including the request that the lawsuit be certified as a class action.

Requests for further information should be directed to Mr. Bill Cable or Mr. Joe Lampron, 828-464-5620.

Disclosure about forward-looking statements

This Form 8-K contains forward-looking statements.  These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, changes in interest rate environment, management’s business strategy, national, regional, and local market conditions and legislative and regulatory conditions.

Readers should not place undue reliance on forward-looking statements, which reflect management’s view only as of the date hereof.  The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.  Readers should also carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP OF NORTH CAROLINA, INC.

Date: June 15, 2012	By:	/s/ A. Joseph Lampron, Jr.
A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer